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                      [PULASKI FINANCIAL CORP. LETTERHEAD]



           PULASKI FINANCIAL TO HOST ANALYST/PORTFOLIO MANAGER TOUR & MANAGEMENT MEETING NOVEMBER 10TH AT ST. LOUIS HEADQUARTERS

                o        TOP MANAGEMENT TO PRESENT
                o        GROWTH EXCEEDS EXPECTATIONS, NEW GOALS DISCUSSED

ST. LOUIS, OCTOBER 7, 2004--Pulaski Financial Corp. (Nasdaq: PULB), today announced it will host an investor tour and management meeting day on November 10, 2004, at its St. Louis headquarters. The presentations will start at 9 a.m. and end with a question and answer period during and after lunch.

Speakers will include William Donius, Chairman & CEO, Ramsey Hamadi, CFO, Chris Reichert, EVP , Brian Bjorkman, President of Commercial Lending, Lisa Simpson, SVP Human Resources, and several other department senior managers.

Under current management, Pulaski has accomplished the following:
    o    New commercial division soars from $15 million to $100 million
         - Achieves milestone two years ahead of plan
    o    Grows assets to more than $600 million
    o More than 900% appreciation in stock price, split stock & increased dividends
    o    2004 results expected to surpass record 2003 earnings
    o    Expanded to 7 bank branches
    o    Leading mortgage originator in St. Louis and in top 10 in Kansas City
    o    Beefed up management with the "best of the best"

Management will discuss what is in store for 2005
    o    Branch development
    o    Product development
    o    Regional growth - Building core customer base
    o    Bank Acquisition strategy vs. Talent Acquisition strategy
    o    Improving operating efficiencies

Management will discuss the momentum of the current year's growth success. Plans for future growth in all major departments of the bank will be highlighted.

To participate in the meeting day contact Brien Gately at The Investor Relations Company; 847-296-4200 or email your name, company & phone number to info@tirc.com.

Pulaski Financial Corp., operating in its 82nd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail-banking products through seven full-service banks.

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The company's website can be accessed at www.pulaskibankstl.com. Visit the
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shareholder information page for useful and comparative data.

STATEMENTS CONTAINED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON THE BELIEFS AND EXPECTATIONS OF MANAGEMENT AS WELL AS THE ASSUMPTIONS MADE USING INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. SINCE THESE STATEMENTS REFLECT THE VIEWS OF MANAGEMENT CONCERNING FUTURE EVENTS, THESE STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE RISKS AND UNCERTAINTIES INCLUDE AMONG OTHERS, CHANGES IN MARKET INTEREST RATES AND GENERAL AND REGIONAL ECONOMIC CONDITIONS, CHANGES IN GOVERNMENT REGULATIONS, CHANGES IN ACCOUNTING PRINCIPLES AND THE QUALITY OR COMPOSITION OF THE LOAN AND INVESTMENT PORTFOLIOS AND OTHER FACTORS THAT MAY BE DESCRIBED IN THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED DECEMBER 31, MARCH 31 AND JUNE 30 AND IN ITS ANNUAL REPORT ON FORM 10-K, EACH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEBSITE (WWW.SEC.GOV) AND TO WHICH REFERENCE IS HEREBY
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MADE. THEREFORE, ACTUAL FUTURE RESULTS MAY DIFFER SIGNIFICANTLY FROM RESULTS
DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.

FOR ADDITIONAL INFORMATION CONTACT:
     William A. Donius, President & CEO           Karl Plath or Brien Gately
     Pulaski Financial Corp.                      The Investor Relations Company
     (314) 878-2210 Ext. 3610                     (847) 296-4200


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